EXHIBIT 99.1

                   Amendment to the Computational Materials


                  On any Distribution Date on or after the Stepdown Date, and if a Trigger Event has not occurred (or is not continuing) on such Distribution Date, all Offered Certificates (other than the Class A-IO Certificates) will be entitled to receive payments of principal in the following order of priority: first to the Class A Certificates such that the Class A Certificates will have 14.00% Subordination, second to the Class M-1 Certificates such that the Class M-1 Certificates will have 9.50% Subordination, third to the Class M-2 Certificates such that the Class M-2 Certificates will have 6.50% Subordination, fourth to the Class B-1 Certificates such that the Class B-1 Certificates will have 4.00% Subordination, and fifth any remaining principal to the Class B-2 Certificates.